EXHIBIT 10.26

                 L E A S E     A G R E E M E N T

          THIS INDENTURE, Made the 1st day of December, 1996, BETWEEN George R. Vincent First Party, and Berks County Bank Second Party: WITNESSETH, that the first party doth demise and let unto the second party a certain messuage or tenement, with the appurtenance, situated in the Borough of Schuylkill Haven, County of Schuylkill and Commonwealth of Pennsylvania, bounded and described as follows, vis.:

          108 EAST MAIN STREET, SCHUYLKILL HAVEN, 17972

          Addendum forming part of this Lease.

               1. Tenant has a credit of $900.00 for security deposit.

               2. Owner may perform periodical inspections upon 48 hours notice.

               3. Discussion on placement of air conditioning and future additional parking.

          To have and to hold the same unto the second party for the term commencing on the first day of December, Nineteen Hundred Ninety Six up to and including November 30, 1997 (twelve months). YIELDING AND PAYING therefor Four Hundred Fifty Dollars, ($450.00); per month, payable on the first of each month.

               Addendum #1 - Misc.  Conditions

               Addendum #2 - Late Fee Charges

               Addendum #3 - Additional Conditions

Date:  November 8, 1996       /s/ George R. Vincent
                                   George R. Vincent

                              BERKS COUNTY BANK

                              By: /s/ Norman E. Heilenman
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                           ADDENDUM 1



108 East Main Street
Schuylkill Haven, PA  17972

Rental One year term

December 1, 1996 thru December 1, 1997

Deposit Required $ 900.00

First Month Rent $ 450.00, Due 12/01/96



Three Electrical Meters

1.   Upstairs Apartment- Rentor Responsibility
2.   Main Floor Rentor - Rentor Responsibility
3. Owner will pay for heat and security lights, front and back dusk to dawn


     Owner will complete all drywall areas, not inside boiler room.

     Install a new hot water tank, also-complete bathroom, installing vanity base and top and linoleum flooring. Complete drywall and paint off-white. Install office doors and over head lights in each office.

     Commercial carpet - one color through out. We will wire all offices with phone jacks to boiler room so phone company can hook-up. Parking area is scheduled for spring, but this also can be discussed once we have an understanding of all needs. Since heat is paid by landlord we will try to maintain temperature equal in entire building.
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                           ADDENDUM 2

                        NOVEMBER 1, 1996

                             NOTICE

     Rent is due on the 1st of every month. If the first of each month happens to be a Saturday or Sunday, you have to the Monday preceding. If you are unable to get transportation to deliver the rent payment in person, it must be postmarked no later than the first of the month. Your rent is to be paid in a by check or money order, made payable to George R. Vincent.

     Late Charges are as follows:

     Grace Period for each month until the 5th.

     On or after the 5th of each month an additional will be due and payable at the time of payment of $20.00.

     On or after the 10th of each month an additional will be due at the time of payment of $30.00.

     On or after the 15th of each month an additional will be due at the time of payment of $50.00.

     On or after the 15th, you will be charged accordingly.

     IF FOR ANY REASON YOU ARE ANTICIPATING TO BE LATE,
COMMUNICATION IS EXTREMELY IMPORTANT.  PLEASE CALL 385-3701 TO
NOTIFY US OF ANY SUCH MATTER.

SINCERELY,

GEORGE R. VINCENT             BERKS COUNTY BANK


/s/George R. Vincent           /s/ Norman E. Heilenman
     George R. Vincent

                       ADDENDUM 3 TO LEASE
                             BETWEEN
             GEORGE R. VINCENT AND BERKS COUNTY BANK


     1. Landlord shall install air conditioning. Decisions on air conditioning to be made prior to December 1, 1996.

     2. Tenant shall be permitted to install signage, at tenants cost, which meets zoning code.

     3. Tenant shall have the option of extending the lease for up to four (4) additional periods of six (6) months each under the same terms and conditions.

     4.   Tenant is responsible for electric to leased space;
landlord is responsible for all Other expenses and utilities.

/s/GRV    /s/ NEH
GRV       BCB